SANDERS MORRIS HARRIS GROUP INC.

CAPITAL INCENTIVE PROGRAM

(As Amended and Restated Effective November 1, 2001)

TABLE OF CONTENTS

Section 1.	Background and Purpose of the Program

Section 2.	Definitions
(a)	Adopting Employer
(b)	Award Date
(c)	Bonus
(d)	Company
(e)	Consultant
(f)	Elective Deferral Agreement
(g)	Elective Deferral Contribution
(h)	Employment
(i)	Fair Market Value
(j)	Participant
(k)	Payout
(l)	Plan
(m)	Program
(n)	Program Year
(o)	RSA Agreement
(p)	Restricted Period
(q)	Restricted Stock
(r)	Restricted Stock Award
(s)	Salary
(t)	Vesting Date

Section 3.	Eligibility

Section 4.	Elective Deferral Agreement

Section 5.	Revocation of Participant’s Salary or Bonus Deferrals

Section 6.	Restricted Stock Awards
(a)	Authority of Committee
(b)	Number of Restricted Shares Awarded to Employees
(c)	Number of Restricted Shares Awarded to Consultants
(d)	Stock Certificate and Legend
(e)	Restrictions on Stock
(f)	Voting of Restricted Stock
(g)	Post-Termination Forfeiture for Cause

Section 7.	Amendment and Termination

Section 8.	General Provisions
(a)	No Limitation on other Compensation Plans or Employment
(b)	Indemnification
(c)	Assignment
(d)	Tax Withholding
(e)	Severability
(f)	Applicability of Plan

SCHEDULE A

SANDERS MORRIS HARRIS GROUP INC.

CAPITAL INCENTIVE PROGRAM

(As Amended and Restated Effective November 1, 2001)

Section 1.                Background and Purpose of the Program.

The name of this program is the SANDERS MORRIS HARRIS GROUP INC. CAPITAL INCENTIVE PROGRAM (the “Program”).  The Program is an amendment and restatement, effective as of November 1, 2001, of the “Pinnacle Global Group, Inc. Capital Incentive Program” which was originally effective January 1, 2001.  The Program was amended and restated to (i) reflect the change in the name of the sponsoring employer from Pinnacle Global Group, Inc. to Sanders Morris Harris Group Inc. and (ii) allow participation in the Program by Consultants.

The Program permits the grants of Restricted Stock Awards to key Employees and Consultants.  The Program was adopted by the Committee and being made available pursuant to the authority granted to the Committee under the Pinnacle Global Group, Inc. 1998 Incentive Plan, as it may be amended from time to time (the “Plan”), particularly Section 3 of the Plan, “Restricted Stock,” which Plan is incorporated by reference herein in its entirety.

The purpose of the Program is to enable Sanders Morris Harris Group Inc.  (the “Company”) and its Subsidiaries to attract, retain and motivate key Employees and Consultants to compensate them for their contributions to the growth and profits of the Company, and to encourage their ownership of Common Stock in the Company.  The Program provides incentives to participating Employees and Consultants which are linked directly to increases in stockholder value and should, therefore, inure to the benefit of the stockholders of the Company.

Section 2.                Definitions.

All capitalized terms used in the Program, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Plan.  The Program, in its entirety, is incorporated by reference into the Plan.

(a)                Adopting Employer.  “Adopting Employer” means the Company and each of its Subsidiaries which have been designated by the Committee as an employer which has adopted the Program.

(b)                Award Date.  “Award Date” means (i) with respect to a Restricted Stock Award relating to a Bonus deferral under the Program, the date during a Program Year on which the Bonus would have been paid absent the deferral election and (ii) with respect to a Restricted Stock Award relating to a Salary deferral under the Program; the last day of each quarter during a Program Year, i.e., March 31, June 30, September 30 and December 31.

(c)                Bonus.  “Bonus” means any amount attributable to the Employee during a Program Year which is designated by the Adopting Employer as bonus compensation.  In the event of any disagreement, the Committee, in its sole discretion, shall determine whether any particular type or item of compensation shall be deemed a “Bonus” for purposes of the Program.

(d)                Company.   “Company” means Sanders Morris Harris Group Inc., a corporation organized under the laws of the State of Texas, and any successor in interest thereto.

(e)                Consultant.  “Consultant” means an independent agent, consultant, contractor, an individual who has agreed to become an Employee within the next six months, or any other individual who is not an outside director or Employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(f)                Elective Deferral Agreement.  “Elective Deferral Agreement” means a written agreement entered into by and between the Adopting Employer and a Participant for a Program Year, which agreement describes the terms and conditions of such Participant’s arrangement to defer (i) up to one hundred percent (100%) of his Bonus that may be awarded with respect to such Program Year and/or (ii) up to fifty percent (50%) of his Salary that would otherwise be paid to the Participant during the Program Year absent his deferral election.  The Elective Deferral Agreement shall be executed and dated by the Participant and shall specify the amount of Bonus and/or Salary, by percentage or dollar amount, to be deferred under the Program for the Program Year.

(g)                Elective Deferral Contribution.  “Elective Deferral Contribution” means any amount of a Participant’s Salary and/or Bonus which he elects to defer hereunder pursuant to an Elective Deferral Agreement and to have such deferred amount applied to a Restricted Stock Award pursuant to Section 4.

If an Active Participant is authorized by his Adopting Employer to take a paid leave of absence from Employment, the Participant shall continue to be considered in Employment and his Elective Deferral Contributions shall continue to be withheld during such paid leave of absence.

If an Active Participant is authorized by his Adopting Employer for any reason to take an unpaid leave of absence from Employment, the Participant shall continue to be considered in Employment and the Participant shall be excused from making Elective Deferral Contributions from his Salary until the Participant returns to a paid Employment status.  Upon his return, Elective Deferral Contributions shall resume for the remaining portion of the Program Year in which the expiration or return occurs, based on the Participant’s Elective Deferral Agreement as in effect for that Program Year, i.e., the same percentage or dollar amount of Salary that was being withheld prior to the unpaid leave of absence shall resume after return to active service, but no make-up elective contributions can be made for the leave period.  A leave of absence shall not affect any Bonus deferral election made by the Participant under his Elective Deferral Agreement.

(h)                Employment.  “Employment” with respect to an Employee means employment as an Employee.  “Employment” with respect to a Consultant means active service as a Consultant for an Adopting Employer.

(i)                Fair Market Value.  “Fair Market Value” means, as determined by the Committee, the 20-day average of the closing sales prices for a Share of the Company’s Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), ending as of the business day immediately preceding the date on which the Share is being valued.

(j)                Participant.  “Participant” means an Employee or Consultant who has (i) been selected to participate in the Program pursuant to Section 3 and (ii) received a Restricted Stock Award.

(k)                Payout. “Payout” means a fee or other form of compensation that is payable by the Company to a Consultant.

(l)                Plan.  “Plan” means the Pinnacle Global Group, Inc. 1998 Incentive Plan, as it may be amended from time to time.

(m)                Program.  “Program” means this Sanders Morris Harris Group Inc. Capital Incentive Program (fka the Pinnacle Global Group Inc. Capital Incentive Program) as set forth herein, and as it may be amended from time to time.  The Program is incorporated into the Plan.

(n)                Program Year.  “Program Year” means the calendar year commencing on January 1 and ending on December 31, with the first Program Year commencing on January 1, 2001.

(o)                RSA Agreement.  “RSA Agreement” means a written agreement entered into between the Company and the Participant setting forth the terms and conditions pursuant to which a Restricted Stock Award is granted under the Plan.

(p)                Restricted Period.  “Restricted Period” means the period of time determined by the Committee and set forth in the RSA Agreement during which the transfer of Restricted Stock by the Participant is restricted.

(q)                Restricted Stock.  “Restricted Stock” means Shares of the Company’s Common Stock that are granted to a Participant pursuant to a RSA Agreement and have not yet vested thereunder.

(r)                Restricted Stock Award.   “Restricted Stock Award” means a grant of Restricted Stock as evidenced by a RSA Agreement.

(s)                Salary.  “Salary” means the gross remuneration that is earned by the Employee or Consultant from an Adopting Employer for compensatory services as reportable on the Employee’s IRS form W-2 or the Consultant’s Form 1099, as the case may be, for a calendar year, including, without limitation, commissions, and before such gross remuneration is reduced for (if any) (i) deductions of payroll taxes and other standard deductions and (ii) Elective Deferral Contributions hereunder, elective deferrals to a 401(k) plan or a cafeteria plan, and other employee benefits deductions; provided, however, the term “Salary” shall exclude any Bonuses (or other extraordinary compensation), reimbursements of business, moving and other expenses, any income resulting from stock option exercises, and any distributions from the Program and any other qualified or non-qualified deferred compensation program.  The Committee, in its discretion, shall determine whether any particular type or item of compensation shall be deemed “Salary” for purposes of the Program.

(t)                Vesting Date.  “Vesting Date” means, with respect to a Participant, the date on which the Restricted Stock Award, or a portion thereof, becomes vested upon lapse of the Restricted Period.

Section 3.                Eligibility.

The Employees and Consultants who receive grants of Restricted Stock Awards under the Program shall be selected from time to time by the Committee, in its sole discretion, from among such persons.

This paragraph is only applicable to Employees, and not Consultants, who have been selected as Participants.  Prior to the beginning of each Program Year (or when an Employee is first designated as a Participant during a Program Year), the Committee shall notify each designated Employee of his right to authorize Elective Deferral Contributions for that Program Year (or remaining portion thereof).  Each Employee who has been designated as a Participant for any Program Year shall automatically remain eligible to authorize Elective Deferral Contributions in that Program Year and for succeeding Program Years if he remains an Employee, unless and until it is determined by the Committee, in its sole discretion, that the Employee is no longer a Participant.  An Employee or former Employee (or in the event of his death, his beneficiary) shall be considered a Participant hereunder so long as he has a Restricted Stock Award that has not fully vested.

Section 4.                Elective Deferral Agreement.

This Section 4 is only applicable to Employees (and not Consultants) who have been selected as Participants.

After an Employee has been notified that he is eligible to authorize Elective Deferral Contributions for a Program Year, such Employee must notify the Committee (or its delegate) of his deferral election, if any, by completing and executing an Elective Deferral Agreement.  Any Elective Deferral Agreement that is not completed and signed by the Employee, and received and accepted by the Committee (or its delegate), on or prior to (a) the last day of the Program Year immediately preceding the Program Year for which the Elective Deferral Agreement will be effective, or (b) the first day of the first payroll period for which the Elective Deferral Agreement will be effective if the Employee first became a Participant during that Program Year, shall be treated as the Employee’s election not to defer any Salary or Bonus hereunder for that Program Year.

Notwithstanding the immediately preceding paragraph, if after the commencement of a Program Year an Employee is designated as a Participant for the first time then, in order to make a deferral election hereunder, the Participant must complete and execute an Elective Deferral Agreement and return it to the Committee (or its delegate) within thirty (30) days from the effective date on which he first became eligible to participate.  Such Elective Deferral Agreement shall only apply to defer not-yet-earned Salary and Bonus for services to be performed by the Participant (a) for the remainder of the Program Year and (b) subsequent to receipt and acceptance of his Elective Deferral Agreement by the Committee (or its delegate).

The amount of Salary deferred hereunder, pursuant to the Participant’s authorization in his Elective Deferral Agreement, shall be withheld on a pro rata basis from the Participant’s regular payments of Salary for each pay period during the Program Year (or portion thereof during which such Elective Deferral Agreement is in effect).  The dollar amount of a Bonus that the Participant elects to defer pursuant to his Elective Deferral Agreement shall be deferred in a lump sum on the date that the deferred portion of the Bonus would have been paid to the Participant in the absence of his deferral election.

In accordance with this Section 4 and Section 7.6 of the Plan, the Committee shall permit a Participant to elect, under the procedures described in this paragraph, to further defer (the “Additional Deferral Election”) the vesting and receipt of shares of Restricted Stock that would otherwise vest and be issuable to such Participant.  The Additional Deferral Election shall (i) be in writing and in the form adopted by the Company, (ii) be made by the Participant and received by the Company, at least one full year and a day, prior to the date that the vesting restrictions on the shares of Restricted Stock are scheduled to lapse or any additional one-year extension thereof as described below (the “Twelve Month Vesting Date”), (iii) apply to all (and not less than all) of the shares of Restricted Stock scheduled to vest on the Twelve Month Vesting Date (the “Extended Restricted Shares”), and (iv) have the effect of deferring the Vesting Date of the Extended Restricted Shares for 12 months after the Twelve Month Vesting Date (the “Extended Vesting Date”).  The Participant shall be permitted to make successive annual one-year deferral elections with respect to all (but not less than all) the Extended Restricted Shares provided that each such election satisfies the requirements described above.  Until the Extended Vesting Date, the Extended Restricted Shares shall be subject to all restrictions described in the RSA Agreement for unvested shares of Restricted Stock including, without limitation, all forfeiture provisions.

Section 5.                Revocation of Participant’s Salary or Bonus Deferrals.

This Section 5 is only applicable to Employees (and not Consultants) who have been selected as Participants.

The Participant’s Elective Deferral Agreement, if any, shall continue in effect during the Program Year while he remains a Participant unless and until he files with the Committee a written notice of discontinuance of his Elective Deferral Agreement and such notice is received and accepted by the Committee in its discretion.  The notice of discontinuance must be filed and accepted at least thirty (30) days prior to the first day of a subsequent  month.  The revocation of deferrals shall be effective on the first day of the payroll period beginning in the designated subsequent month.  A notice of discontinuance shall be effective only with respect to Salary and Bonus amounts (a) attributable to services not yet performed by the Participant and (b) not earned by the Participant before the notice of discontinuance becomes effective.  This determination shall be made by the Committee.

If a Participant files a written notice of discontinuance of his Elective Deferral Agreement, he may not enter into a new Elective Deferral Agreement, and he cannot revoke such notice of discontinuance, for the remainder of the Program Year.  Such Participant will be eligible to make a new Elective Deferral Contribution effective as of the first day of the next Program Year if, and only if, he is designated as a Participant for that Program Year pursuant to Section 3.  No such designation of future participation is required to be made by the Committee pursuant to Section 3.  Only a complete and total cessation of Elective Deferral Contributions shall be permitted hereunder during a Program Year; therefore, requested changes by a Participant during a Program Year to either increase or reduce his Elective Deferral Contributions shall not be permitted (unless the reduction is to zero) if such change is to be effective before the first day of the next Program Year.

Section 6.                Restricted Stock Awards.

(a)                Authority of Committee.  Restricted Stock Awards shall be determined by the Committee and granted to Participants at such time or times as the Committee may determine, in its sole discretion, pursuant to the terms and conditions of the Program.  The Committee shall have the full and unilateral authority to construe and interpret the Program and make all determinations hereunder in its discretion.

(b)                Number of Restricted Shares Awarded to Employees.  The number of shares of Restricted Stock to be awarded to an Employee who is a Participant will be determined by a formula or formulas approved by the Committee in its discretion.  The Committee, in its discretion, may change the formula from time to time.  In order to reflect the impact of the restrictions on the value of the Restricted Stock, as well as the possibility of forfeiture of Restricted Stock, the Fair Market Value of the Common Stock (determined in the manner described below) shall be discounted at a rate of thirty-three and one-third percent (33_%) in determining the number of shares of Restricted Stock to be awarded.  The Committee may, when deemed appropriate in its sole discretion, provide for an alternative discount rate.

The dollar value of a Restricted Stock Award will be divided by the discounted Fair Market Value to determine the number of shares of Common Stock in the Restricted Stock Award.  The value of fractional shares will be paid to the Participant in cash.  Unless otherwise determined by the Committee in its discretion, Restricted Stock Awards shall be granted as of each Award Date based on the formula prescribed by the Committee pursuant to the foregoing provisions of this Section 6, and the aggregate amount of the Participant’s Elective Deferral Contributions that were deferred (i) as of the Award Date with respect to the Bonus deferral and (ii) as of the quarter ending as of the Award Date with respect to the Salary deferral.

(c)                Number of Restricted Shares Awarded to Consultants.   The number of shares of Restricted Stock to be awarded to a Consultant who is a Participant, and the terms and conditions of such grant, will be determined by the Committee in its discretion.

(d)                Stock Certificate and Legend.  Unless the Committee determines otherwise, a Participant shall not have any rights with respect to his Restricted Stock Award, unless and  until he has executed a RSA Agreement and has delivered a fully executed copy thereof to the Company.  Each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock.  Each certificate registered in the name of a Participant shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock Award, substantially in the following form:

“The transferability of the certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Pinnacle Global Group Inc. 1998 Incentive Plan and Capital Incentive Program and a Restricted Stock Award Agreement entered into between the registered owner and Pinnacle Global Group Inc.  Copies of such Plan, Program and Agreement are on file in the offices of Pinnacle Global Group Inc.”

The Committee shall require that any stock certificate issued in the name of a Participant evidencing shares of Restricted Stock be held in the custody of the Company until the restrictions thereon have lapsed and as a condition of such issuance of a certificate for Restricted Stock, that the Participant deliver a stock power, endorsed in blank, relating to the shares covered by such certificate.  As soon as practicable after the restrictions have lapsed with respect to shares of Restricted Stock, the Company shall issue, and deliver to the Participant, a stock certificate registered in the name of the Participant free of the restrictive legend set forth above.

(e)                Restrictions on Stock.  The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

(i)                Subject to the provisions of the Program and the RSA Agreement, during the Restricted Period, the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Program.  The Committee may, in its sole discretion, provide for the lapse of any such restrictions in installments and accelerate or waive any such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine, in its sole discretion, including, but not limited to, the Participant’s Retirement, termination, death or Disability.  The terms, conditions and restrictions applicable to shares of Restricted Stock granted to an Employee in the event of the Employee’s termination of Employment, death, Disability, Retirement, and/or Leave of Absence are set forth on Schedule A attached hereto and incorporated in its entirety herein by this reference, which terms, conditions and restrictions remain subject to amendment from time to time by the Committee in its discretion.  With respect to Restricted Stock granted to a Consultant, the terms, conditions and restrictions applicable to the Restricted Stock shall be determined by the Committee in its discretion and set forth in the RSA Agreement.

(ii)                Unless the Committee in its sole discretion shall determine otherwise and so prescribe in the RSA Agreement as of the grant date of any Restricted Stock Award, the Participant shall have the right to direct the vote of his shares of Restricted Stock during the Restricted Period, in accordance with Section 6(f) below.  During the Restricted Period, the Participant shall have the right to receive any regular dividends on such shares of Restricted Stock.  During the Restricted Period, the Committee shall, in its sole discretion, determine the Participant’s rights with respect to extraordinary dividends or distributions on the shares of Restricted Stock.

(iii)                Shares of Common Stock shall be delivered to the Participant in certificate form promptly after the Vesting Date.

(f)                Voting of Restricted Stock.  Unless the Committee, in its sole discretion, shall determine otherwise at or prior to the grant date of any Restricted Stock Award, during the Restricted Period the shares of Restricted Stock shall be voted by the Company’s senior administrative officer in charge of administering the Plan, or such other person as the Committee may designate (the “Plan Administrator”), provided that, the Plan Administrator shall vote such shares in accordance with instructions received from Participants (unless to do so would constitute a violation of applicable law as determined by the Plan Administrator).  Shares as to which no instructions are received shall be voted by the Plan Administrator in his sole discretion (unless to do so would constitute a violation of applicable law as determined by the Plan Administrator).

(g)                Post-Termination Forfeiture for Cause.  In any instance where the vesting of a Restricted Stock Award extends past the termination date of a Participant’s Employment, either pursuant to the terms of the Program or by action of the Committee, the non-vested portion of the Restricted Stock Award shall be forfeited if, in the determination of the Committee, at any time within such remaining Restricted Period,  the Participant engages in any of the conduct described in the definition of “Cause” under the Plan.

Section 7.                Amendment and Termination.

The Program may be amended or terminated at any time and from time to time by the Committee; provided, however, no amendment shall be permitted to the extent it conflicts with the Plan as may be determined by the Board; provided, further, the Program and Plan shall be construed as mutually consistent to the maximum possible extent.

Section 8.                General Provisions.

(a)                No Limitation on other Compensation Plans or Employment.  Nothing contained in the Program shall prevent the Adopting Employer from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Program shall not confer upon any Employee or Consultant any right to continued Employment, nor shall it interfere in any way with the right of an Adopting Employer to terminate the Employment of such person at any time.

(b)                Indemnification.  No member of the Board or the Committee, nor any officer or employee of an Adopting Employer acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Program, and all members of the Board and the Committee and each and any officer or employee of an Adopting Employer acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(c)                Assignment.  A Participant’s rights and interest under the Program may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death or as provided in Section 6(d)) including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant shall be subject to any obligation or liability of such Participant.  Upon the death of a Participant, the Participant’s estate shall succeed to the rights of the Participant with respect to any Restricted Stock Awards previously granted to such Participant.

(d)                Tax Withholding.  The Company and its Subsidiaries shall have the right to deduct from any payment made under the Program any federal, state or local income or other taxes which are required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to issue Common Stock upon the lapse of the Restricted Period that the Participant (or his beneficiary in the event of death) pay to the Company, upon its demand, such amount as requested by the Company for the purpose of satisfying any liability to withhold any taxes.  If the amount requested is not paid, the Company may refuse to issue Shares.  Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part, in accordance with rules adopted by the Committee from time to time, (i) in cash, in United States dollars, (ii) by having the Company sell or withhold Shares of Common Stock otherwise issuable pursuant to the Program having a Fair Market Value equal to such tax liability, or (iii) by tendering to the Company shares of Common Stock owned by the Participant (or his beneficiary in the event of his death), including Common Stock owned jointly with the Participant’s spouse (with spousal consent), and acquired at least six (6) months prior to such tender (excluding shares of Restricted Stock awarded hereunder or under any other restricted stock program of the Company) and having a Fair Market Value equal to such tax liability.

(e)                Severability.  If any term or provision of this Program or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Program, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

(f)                Applicability of Plan.  The terms and provisions of the Plan shall be applicable to the Program, except to the extent expressly set forth under this Program and which do not conflict with the Plan; provided, however, the definitions in Schedule A shall control in the event of any discrepancy with the terms of the Plan.  The Plan, Program and RSA Agreement shall be construed as mutually consistent to the maximum possible extent.  In addition, for purposes of the Plan, this Program, together with the related RSA Agreement, shall constitute the “Incentive Agreement.”

IN WITNESS WHEREOF, this amended and restated Program is hereby approved and executed by each member of the Compensation Committee on this ______ day of November, 2001, to be effective as of November 1, 2001.

SANDERS MORRIS HARRIS GROUP INC.
COMPENSATION COMMITTEE

W. Blair Waltrip

John H. Styles

SCHEDULE A

to the

SANDERS MORRIS HARRIS GROUP INC.

CAPITAL INCENTIVE PROGRAM

In the event of a Participant’s termination of Employment, death, Disability, Retirement, Early Retirement, and/or Leave of Absence, the following terms, conditions and restrictions shall apply to all Restricted Stock Awards granted to all Employees who are Participants under the Program, except as may be expressly provided otherwise in the Participant’s RSA Agreement in the sole discretion of the Committee.  Capitalized terms used, but not otherwise defined below or in Section 2 of the Program, shall have the meanings set forth in the Plan.

1                Definitions.  For purposes of the Program and this Schedule A, the following terms shall have the following meanings:

(a)                “Early Retirement” shall mean no longer being occupied within one’s business or profession, and terminating active Employment after attaining at least age fifty-five (55) and having completed at least five (5) years of service in Employment with the Company and its Subsidiaries.

(b)                “Leave of Absence” shall mean a temporary cessation from active Employment, as authorized in each individual case by the Adopting Employer, in connection with military leave, personal leave or family and medical leave, but such term shall not include such a cessation resulting from or in connection with a Disability.

(c)                “Retirement” shall mean no longer being occupied in one’s business or profession and terminating Employment after attaining a number of years of service in Employment with the Company and its Subsidiaries which number, when added together with the Employee’s age, shall not be less than seventy–five (75).

2                Termination of Employment. The following provisions supplement and remain subject to the Program:

(a)                Voluntary Termination.  In the event of a voluntary termination of Employment, other than pursuant to Retirement, all Shares of Restricted Stock shall be forfeited to the extent not vested on the termination date.

(b)                Involuntary Termination for Cause.  In the event of an involuntary termination of Employment for Cause, all Shares of Restricted Stock shall be forfeited to the extent not vested on the termination date.

(c)                Involuntary Termination other than for Cause.  If a Participant is involuntarily terminated from Employment other than for Cause, such Participant shall receive in return the number of shares of unvested Restricted Stock such that the total number of Shares of Restricted Stock received by the Participant with respect to the corresponding Restricted Stock Award (included previously vested shares) shall equal the sum of (i) sixty-six and two-third percent (66_%) of the total number Shares of Restricted Stock represented by the Restricted Stock Award and (ii) a pro-rata portion of the remaining thirty-three and one-third percent (33_%) of the total number of Shares of Restricted Stock represented by the Restricted Stock Award.  For purposes of this paragraph, a “pro-rata portion” shall mean a fraction, the numeration of which is the total number of full calendar months of Participant’s Employment during the three-year Restricted Period related to a given Restricted Stock Award and the denominor of which is 36.  No fractional shares of Restricted Stock shall be issuable under this paragraph, but rather the value of such fractional shares shall be paid to the Participant in cash.

(d)                Death.  Upon the death of a Participant, the Restricted Period shall immediately lapse and such Shares of Restricted Stock shall become fully vested.

(e)                Disability.  In the event of a Participant’s Disability prior to the termination of Employment, the Restricted Period shall continue as scheduled in the RSA Agreement provided (i) the Participant continues to meet the definition of Disability and has not voluntarily terminated his Employment or (ii) the Disability is discontinued and the Participant resumes active Employment upon the earlier to occur of (A) the end of the Disability period or (B) twelve (12) months after the onset of the Disability.  If the Disability continues for more than 12 months and the Participant remains in Employment during that 12-month period (except for an involuntary termination due to such Disability), then the Restricted Period shall lapse on the  12-month anniversary of the onset of the Disability on which date the Restricted Stock shall be fully vested.  In the event that the Participant’s Employment is involuntarily terminated due to Disability, as determined by the Committee in its discretion, the Restricted Stock shall be fully vested on his termination date.

(f)                Retirement.  A Participant who meets the conditions for Retirement shall become fully vested in his Shares of Restricted Stock upon lapse of the Restricted Period, i.e., the vesting schedule applicable to such Shares shall continue to apply as if the Participant was still in active Employment.

(g)                Early Retirement.  A Participant who meets the conditions for Early Retirement shall become fully vested, as of his termination date, in two-thirds (2/3) of his Shares of Restricted Stock, if any, that were not vested as of such termination date, and the remaining one-third (1/3) of such non-vested Shares shall be forfeited as of such date.

(h)                Leave of Absence.  In the event a Participant takes an authorized Leave of Absence, the Restricted Period will be extended for a period equal to the length of the Leave of Absence provided the Participant resumes active Employment within twelve (12) months of the commencement date of the Leave of Absence, and remains in active Employment for a period equal to (i) three (3) months or (ii) the length of the Leave of Absence, whichever is shorter.  If the Participant remains on the Leave of Absence for more than 12 months, all non-vested Shares of Restricted Stock as of the date he began the Leave of Absence shall be forfeited.